News Release

BNY MELLON REPORTS FIRST QUARTER 2021 EARNINGS OF
$858 MILLION OR $0.97 PER COMMON SHARE

Revenue down 5%	EPS down 8%	ROE 9% ROTCE 16% (a)	CET1 12.6% Tier 1 leverage 5.8%

NEW YORK, April 16, 2021 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Net income applicable to common shareholders (in millions)	$858	$702	$944	22%	(9)%
Diluted earnings per common share	$0.97	$0.79	$1.05	23%	(8)%

First Quarter Results
Total revenue of $3.9 billion, decreased 5%
•Fee revenue increased 1%
•Fee revenue increased 6% excluding money market fee waivers (a)
•Other revenue includes a $39 million impairment for a renewable energy investment
•Net interest revenue decreased 20%

Provision for credit losses was a benefit of $83 million

Total noninterest expense of $2.9 billion, increased 5%
•Higher staff expense and weaker U.S. dollar

Investment Services
•Total revenue decreased 8%
•Income before taxes decreased 12%
•AUC/A of $41.7 trillion, increased 18%

Investment and Wealth Management
•Total revenue increased 10%
•Income before taxes increased 43%
•AUM of $2.2 trillion, increased 23%

Capital
•Repurchased 16.8 million common shares for $699 million
•Dividends of $277 million to common shareholders (including dividend-equivalents on share-based awards)

CEO Commentary
“We delivered a strong quarter and continue to see momentum across our businesses, despite the ongoing impact of low interest rates. In the first quarter of 2021, on a year-over-year basis, we delivered a 1% increase in fee revenue, or 6% excluding the impact of money market fee waivers. This included strong organic growth driven by new business and higher activity levels. Our business model has proven to be resilient and operating margin was essentially flat at 29%, compared to the first quarter of 2020 when we saw exceptional pandemic-related volumes and volatility,” Todd Gibbons, Chief Executive Officer, said.

Mr. Gibbons added, “Our Pershing, Asset Servicing and foreign exchange businesses benefited from healthy client activity and market levels. Investment and Wealth Management also benefited from market appreciation, as well as continued investment in our products and services. In addition, we gained traction in the data and analytics space, Clearing and Collateral Management and Treasury Services, driven by ongoing investments in innovation and digitization.”

“We were pleased to resume share repurchases in the first quarter, and look forward to the implementation of the stress capital buffer regime, which will provide more flexibility in returning our excess capital to our shareholders. As we move from a period of resilience to a period of recovery and growth, there is a confluence of factors that are encouraging indicators for economic momentum. This includes progress on vaccine deployment, extraordinary levels of consumer savings, and monetary stimulus and further government spending – all of which are likely to accelerate GDP growth,” Mr. Gibbons concluded.

Media Relations: Madelyn McHugh (212) 635-1376	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 10.
Note: Above comparisons are 1Q21 vs. 1Q20, unless otherwise noted. In 1Q21, we reclassified certain items within total revenue which impacted fee revenue and other revenue. Prior periods have been reclassified. See “Reporting Changes” beginning on page 9 for additional information.

BNY Mellon 1Q21 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q21 vs.
	1Q21	4Q20 (a)	1Q20	4Q20	1Q20
Fee revenue (b)	$3,257	$3,114	$3,238	5%	1%
Other revenue (b)	9	49	56	N/M	N/M
Total fee and other revenue (b)	3,266	3,163	3,294	3	(1)
Net interest revenue	655	680	814	(4)	(20)
Total revenue	3,921	3,843	4,108	2	(5)
Provision for credit losses	(83)	15	169	N/M	N/M
Noninterest expense	2,851	2,925	2,712	(3)	5
Income before income taxes	1,153	903	1,227	28	(6)
Provision for income taxes	221	148	265	49	(17)
Net income	$932	$755	$962	23%	(3)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$858	$702	$944	22%	(9)%

Operating leverage (c)	456	bps	(968)	bps

Diluted earnings per common share	$0.97	$0.79	$1.05	23%	(8)%
Average common shares and equivalents outstanding - diluted (in thousands)	885,655	891,846	896,689
Pre-tax operating margin	29%	24%	30%
(a)    Includes a net charge of $159 million, or $0.18 per diluted common share, related to litigation expense, severance, losses on business sales and real estate charges.
(b)    In 1Q21, we reclassified certain items within total revenue which impacted fee revenue, other revenue and total fee and other revenue. Prior periods have been reclassified. See “Reporting Changes” beginning on page 9 for additional information.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 1Q21 vs. 1Q20, unless otherwise stated)
•Total revenue decreased 5%, primarily reflecting:
•Fee revenue increased 1% primarily reflecting the positive impact of higher markets, higher client volumes and balances and the favorable impact of a weaker U.S. dollar, partially offset by higher money market fee waivers. Excluding money market fee waivers, fee revenue increased 6% (a).
•Other revenue for 1Q21 includes a $39 million impairment related to a renewable energy investment.
•Net interest revenue decreased 20% primarily reflecting lower interest rates on interest-earning assets. This was partially offset by the benefit of lower deposit and funding rates, higher deposit balances and a larger securities portfolio.
•Provision for credit losses was a benefit of $83 million primarily driven by an improvement in the macroeconomic forecast.
•Noninterest expense increased 5% primarily reflecting higher staff expense, the unfavorable impact of a weaker U.S. dollar and technology-related expenses, partially offset by lower business development (travel and marketing) and distribution and servicing expenses. Staff expense includes the impact of an incentive reversal in 1Q20, the impact of a higher share price on share-based awards and increased expense for awards to retirement eligible employees.
•Effective tax rate of 19.2%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $41.7 trillion, increased 18%, primarily reflecting higher market values, net new business and the favorable impact of a weaker U.S. dollar.
•AUM of $2.2 trillion, increased 23%, primarily reflecting higher market values, the favorable impact of a weaker U.S. dollar (principally versus the British pound) and net inflows.

Capital and liquidity
•Repurchased 16.8 million common shares for $699 million; Dividends of $277 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 16% (a).
•Common Equity Tier 1 (“CET1”) ratio – 12.6%.
•Tier 1 leverage ratio – 5.8%.
•Supplementary leverage ratio (“SLR”) – 8.1% (b).
•Average liquidity coverage ratio (“LCR”) – 110%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
(b)    See “Capital and Liquidity” on page 7 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q21 Earnings Release
INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Total revenue by line of business:
Asset Servicing	$1,424	$1,357	$1,531	5%	(7)%
Pershing	605	563	653	7	(7)
Issuer Services	363	385	419	(6)	(13)
Treasury Services	317	325	339	(2)	(6)
Clearance and Collateral Management	281	275	300	2	(6)
Total revenue by line of business	2,990	2,905	3,242	3	(8)
Provision for credit losses	(79)	31	149	N/M	N/M
Noninterest expense	2,101	2,174	1,987	(3)	6
Income before taxes	$968	$700	$1,106	38%	(12)%

Pre-tax operating margin	32%	24%	34%

Foreign exchange revenue (a)	$193	$163	$228	18%	(15)%
Securities lending revenue	$41	$36	$46	14%	(11)%
Net interest revenue	$645	$670	$806	(4)%	(20)%

Metrics:
Average loans	$43,468	$41,437	$41,789	5%	4%
Average deposits	$315,088	$292,631	$242,187	8%	30%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$41.7	$41.1	$35.2	1%	18%
Market value of securities on loan at period end (in billions) (c)	$445	$435	$389	2%	14%
(a)    In 1Q21, we reclassified certain items within total revenue which impacted fee revenue and other revenue. Prior periods have been reclassified. See “Reporting Changes” beginning on page 9 for additional information.
(b)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.6 trillion at March 31, 2021, $1.5 trillion at Dec. 31, 2020 and $1.2 trillion at March 31, 2020.
(c)    Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at March 31, 2021, $68 billion at Dec. 31, 2020 and $59 billion at March 31, 2020.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Asset Servicing – The year-over-year decrease includes lower interest rates and foreign exchange revenue and higher money market fee waivers, partially offset by higher client volumes and market values. Sequentially, higher client and foreign exchange volumes were partially offset by higher money market fee waivers.
•Pershing – The year-over-year decrease primarily reflects the impact of money market fee waivers and a one-time fee recorded in 1Q20, partially offset by higher market values and client volumes. The sequential increase primarily reflects higher clearance volumes and market values.
•Issuer Services – The year-over-year and sequential decreases primarily reflect lower interest rates and higher money market fee waivers in Corporate Trust and lower Depositary Receipts revenue.
•Treasury Services – The year-over-year and sequential decreases primarily reflect lower interest rates and higher money market fee waivers. The year-over-year decrease was partially offset by higher payment volumes and deposit levels.
•Clearance and Collateral Management – The year-over-year decrease primarily reflects lower interest rates and intraday credit fees. The sequential increase primarily reflects higher clearance volumes.

•Noninterest expense increased year-over-year primarily reflecting technology-related expense, higher staff, volume-related and litigation expenses and the unfavorable impact of a weaker U.S. dollar. Sequentially, noninterest expense decreased primarily reflecting lower litigation and severance expenses.

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BNY Mellon 1Q21 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Total revenue by line of business:
Investment Management	$698	$714	$620	(2)%	13%
Wealth Management	293	276	278	6	5
Total revenue by line of business	991	990	898	—	10
Provision for credit losses	4	(8)	9	N/M	N/M
Noninterest expense	709	687	695	3	2
Income before taxes	$278	$311	$194	(11)%	43%

Pre-tax operating margin	28%	32%	22%
Adjusted pre-tax operating margin – Non-GAAP (a)	30%	34%	24%

Net interest revenue	$48	$50	$52	(4)%	(8)%

Metrics:
Average loans	$11,610	$11,497	$12,124	1%	(4)%
Average deposits	$19,177	$18,144	$16,144	6%	19%

AUM (in billions) (current period is preliminary) (b)	$2,214	$2,211	$1,796	—%	23%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$292	$286	$236	2%	24%
(a)    Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
(b)    Excludes securities lending cash management assets and assets managed in the Investment Services business.
(c)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Investment Management – The year-over-year increase primarily reflects the impact of higher market values, equity investment gains, including seed capital, and the favorable impact of a weaker U.S. dollar, partially offset by the impact of money market fee waivers. The sequential decrease primarily reflects the impact of money market fee waivers and lower equity investment gains, including seed capital, partially offset by higher market values and the favorable impact of a weaker U.S. dollar.
•Wealth Management – Total revenue increased year-over-year and sequentially, primarily reflecting the impact of higher market values. The sequential increase also reflects a loss on a business sale recorded in 4Q20.

•Noninterest expense increased year-over-year primarily reflecting higher staff expense and the unfavorable impact of a weaker U.S. dollar, partially offset by lower distribution and servicing and other expenses. Sequentially, the increase in noninterest expense primarily reflects timing of other staff expense, partially offset by lower severance expense.

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BNY Mellon 1Q21 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	1Q21	4Q20	1Q20
Fee revenue (a)	$9	$11	$6
Other revenue (a)	(36)	(28)	24
Total fee and other revenue	(27)	(17)	30
Net interest (expense)	(38)	(40)	(44)
Total revenue	(65)	(57)	(14)
Provision for credit losses	(8)	(8)	11
Noninterest expense	41	64	30
(Loss) before taxes	$(98)	$(113)	$(55)
(a)    In 1Q21, we reclassified certain items within total revenue which impacted fee revenue and other revenue. Prior periods have been reclassified. See “Reporting Changes” beginning on page 9 for additional information.

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which offsets between fee and other revenue and net interest expense. Other revenue decreased year-over-year and sequentially, primarily reflecting an impairment of a renewable energy investment. The sequential decrease in other revenue was partially offset by a loss on a sale of a business recorded in 4Q20.

•Noninterest expense increased year-over-year primarily reflecting higher staff expense. The sequential decrease primarily reflects real estate charges and severance expense both recorded in 4Q20, partially offset by higher other staff expense.

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BNY Mellon 1Q21 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 1Q21, the net impact of money market fee waivers was $188 million, up from $134 million in 4Q20, driven by low short-term interest rates and higher money market balances.

Money market fee waivers
(in millions)	1Q21	4Q20	3Q20	2Q20	1Q20
Investment services fees:
Asset servicing fees	$(22)	$(13)	$(1)	$—	$—
Clearing services fees	(74)	(64)	(57)	(50)	(9)
Issuer services fees	(10)	(6)	(1)	(1)	—
Treasury services fees	(3)	(2)	(3)	(2)	—
Total investment services fees	(109)	(85)	(62)	(53)	(9)
Investment management and performance fees	(89)	(56)	(42)	(30)	(14)
Distribution and servicing revenue	(13)	(8)	(6)	(3)	—
Total fee revenue	(211)	(149)	(110)	(86)	(23)
Less: Distribution and servicing expense	23	15	9	7	—
Net impact of money market fee waivers	$(188)	$(134)	$(101)	$(79)	$(23)

Impact to revenue by line of business (a):
Asset Servicing	$(29)	$(13)	$(4)	$(1)	$—
Pershing	(94)	(85)	(73)	(60)	(9)
Issuer Services	(15)	(10)	(2)	(1)	—
Treasury Services	(9)	(5)	(1)	—	—
Investment Management	(61)	(34)	(28)	(24)	(14)
Wealth Management	(3)	(2)	(2)	—	—
Total impact to revenue by line of business	$(211)	$(149)	$(110)	$(86)	$(23)
(a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 1Q21 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2021	Dec. 31, 2020
Consolidated regulatory capital ratios: (a)
CET1 ratio	12.6%	13.1%
Tier 1 capital ratio	15.2	15.8
Total capital ratio	16.1	16.7
Tier 1 leverage ratio	5.8	6.3
SLR (b)	8.1	8.6
BNY Mellon shareholders’ equity to total assets ratio	9.7%	9.8%
BNY Mellon common shareholders’ equity to total assets ratio	8.7%	8.8%

Average LCR	110%	110%

Book value per common share	$46.16	$46.53
Tangible book value per common share – Non-GAAP (c)	$24.88	$25.44
Common shares outstanding (in thousands)	875,481	886,764
(a)    Regulatory capital ratios for March 31, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2021, was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2020, was the Advanced Approaches.
(b)    Reflects the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 68 basis points at March 31, 2021 and 72 basis points at Dec. 31, 2020. The temporary exclusion ceased to apply beginning April 1, 2021.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.

•CET1 capital totaled $21.1 billion at March 31, 2021, a decrease of $785 million compared with Dec. 31, 2020. The decrease primarily reflects unrealized losses on securities available-for-sale and capital deployed through common stock repurchases and dividends, partially offset by capital generated through earnings.

NET INTEREST REVENUE

Net interest revenue				1Q21 vs.
(dollars in millions; not meaningful - N/M)	1Q21	4Q20	1Q20	4Q20	1Q20
Net interest revenue	$655	$680	$814	(4)%	(20)%
Add: Tax equivalent adjustment	3	3	2	N/M	N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$658	$683	$816	(4)%	(19)%

Net interest margin	0.66%	0.72%	1.01%	(6) bps	(35)	bps
Net interest margin (FTE) – Non-GAAP (a)	0.67%	0.72%	1.01%	(5) bps	(34)	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased year-over-year, primarily reflecting lower interest rates on interest-earning assets. This was partially offset by the benefit of lower deposit and funding rates, higher deposit balances and a larger securities portfolio.

•Sequentially, the decrease was primarily driven by lower interest rates on interest-earning assets. This was partially offset by the benefit of lower deposit and funding rates, and higher deposit and loan balances.

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BNY Mellon 1Q21 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2021	Dec. 31, 2020	March 31, 2020
Fee and other revenue
Investment services fees:
Asset servicing fees	$1,199	$1,138	$1,159
Clearing services fees	455	418	470
Issuer services fees	245	257	263
Treasury services fees	157	156	149
Total investment services fees	2,056	1,969	2,041
Investment management and performance fees	890	884	862
Foreign exchange revenue (a)	231	187	245
Financing-related fees	51	46	59
Distribution and servicing	29	28	31
Total fee revenue (a)	3,257	3,114	3,238
Investment and other income (a)	9	43	47
Net securities gains	—	6	9
Total other revenue (a)	9	49	56
Total fee and other revenue (a)	3,266	3,163	3,294
Net interest revenue
Interest revenue	738	776	1,570
Interest expense	83	96	756
Net interest revenue	655	680	814
Total revenue	3,921	3,843	4,108
Provision for credit losses	(83)	15	169
Noninterest expense
Staff	1,602	1,554	1,482
Software and equipment	362	359	326
Professional, legal and other purchased services	343	381	330
Sub-custodian and clearing	124	116	105
Net occupancy	123	173	135
Distribution and servicing	74	75	91
Bank assessment charges	34	24	35
Amortization of intangible assets	24	26	26
Business development	19	26	42
Other	146	191	140
Total noninterest expense	2,851	2,925	2,712
Income
Income before income taxes	1,153	903	1,227
Provision for income taxes	221	148	265
Net income	932	755	962
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(5)	(5)	18
Net income applicable to shareholders of The Bank of New York Mellon Corporation	927	750	980
Preferred stock dividends	(69)	(48)	(36)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$858	$702	$944
(a)    In 1Q21, we made changes to the line items presented within total revenue on the consolidated income statement and reclassified prior periods to be comparable with the current period presentation. See “Reporting Changes” beginning on page 9 for additional information.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2021	Dec. 31, 2020	March 31, 2020
(in dollars)
Basic	$0.97	$0.79	$1.05
Diluted	$0.97	$0.79	$1.05

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BNY Mellon 1Q21 Earnings Release
REPORTING CHANGES

In order to combine items of a similar nature within total revenue and to simplify our income statement presentation, in 1Q21 we made the following reporting changes. The reclassifications had no impact on consolidated total revenue or total revenue for the business segments. Prior periods were reclassified to be comparable with the current period presentation.
•Other trading revenue was reclassified from foreign exchange and other trading revenue to investment and other income.
•Foreign exchange and other trading revenue was renamed foreign exchange revenue.
•The impact of foreign currency remeasurement was reclassified from investment and other income to foreign exchange revenue.
•Income (loss) from consolidated investment management funds was reclassified to investment and other income.
•Investment and other income was reclassified from fee revenue to other revenue. Other revenue includes investment and other income and net securities gains (losses).

In addition, the assets and liabilities of consolidated investment management funds were reclassified to other assets and other liabilities, respectively, on the consolidated balance sheet. The reclassifications had no impact on total assets or total liabilities. Prior periods were reclassified to be comparable with the current period presentation.

See “Reporting Changes” in the Financial Supplement available at www.bnymellon.com for additional information.

The table below summarizes the effects of the reclassifications on the consolidated financial statements.

(in millions)	4Q20	1Q20
Consolidated income statement
Before reclassifications
Foreign exchange and other trading revenue	$167	$319
Total fee revenue	$3,116	$3,323
Investment and other income	$22	$11
Income (loss) from consolidated investment management funds	$41	$(38)

After reclassifications
Foreign exchange revenue	$187	$245
Total fee revenue	$3,114	$3,238
Investment and other income	$43	$47

Consolidated balance sheet
Before reclassifications
Other assets	$20,468	$27,446
Assets of consolidated investment management funds, at fair value	$487	$229
Other liabilities	$7,514	$11,425
Liabilities of consolidated investment management funds, at fair value	$3	$1

After reclassifications
Other assets	$20,955	$27,675
Other liabilities	$7,517	$11,426

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BNY Mellon 1Q21 Earnings Release
The table below summarizes the effects of the reclassifications on the Investment Services business and the Other segment.

(in millions)	4Q20	1Q20
Investment Services business
Before reclassifications
Foreign exchange and other trading revenue	$180	$261

After reclassifications
Foreign exchange revenue	$163	$228

Other segment
Before reclassifications
Fee (loss) revenue	$(23)	$21
Net securities gains	$6	$9

After reclassifications
Fee revenue	$11	$6
Other (loss) revenue	$(28)	$24

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented the measure of fee revenue, excluding money market fee waivers – Non-GAAP. We believe that this measure is useful information for investors on the impact of current interest rates and market conditions on fee revenue growth rates and the performance of our business.

Fee revenue reconciliation			1Q21 vs.
(dollars in millions)	1Q21	1Q20	1Q20
Fee revenue	$3,257	$3,238	1%
Less: Money market fee waivers	(211)	(23)
Fee revenue, excluding money market fee waivers – Non-GAAP	$3,468	$3,261	6%

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BNY Mellon 1Q21 Earnings Release
CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements in this Earnings Release speak only as of April 16, 2021, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of March 31, 2021, BNY Mellon had $41.7 trillion in assets under custody and/or administration, and $2.2 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 1Q21 Earnings Release
CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on April 16, 2021. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 444308, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on April 16, 2021. Replays of the conference call and audio webcast will be available beginning April 16, 2021 at approximately 2:00 p.m. ET through May 16, 2021 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 3619155. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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